UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2021

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     On May 19, 2021, the shareholders of Investar Holding Corporation (the “Company”) approved the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan (the “Plan”) at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The purpose of the Plan is to motivate high levels of performance and align the interests of the Company’s employees and directors with those of its stockholders by giving them the perspective of an owner with an equity stake in the Company and providing a means for recognizing their contributions to the success of the Company.

The compensation committee of the Company’s board of directors will administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

The types of awards that may be granted under the Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code. The Plan authorizes the issuance of up to 1,200,000 shares of common stock. No participant may be granted in any single year awards that relate to more than 100,000 shares of the Company’s common stock, although non-employee directors may not be granted in any single year awards that relate to more than 30,000 shares of the Company’s common stock.

The Plan may be amended or discontinued at any time by the Company’s board of directors, subject to the requirement that certain amendments may not be made without shareholder approval. No amendment or discontinuance of the Plan may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 19, 2031.

For further information regarding the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2021. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, held on May 19, 2021, four proposals were submitted to a vote of security holders. Of the 10,476,748 shares of the Company’s common stock outstanding as of the record date, 8,500,884 shares were represented at the Annual Meeting.

Proposal No. 1: Election of 12 Directors

Each of the director nominees listed below was elected to serve as a member of the Company’s board of directors (the “Board”), each to serve a one-year term. The shareholders’ voting results are set forth below.

Nominee	For	Withhold	Broker Non-Votes
James M. Baker	6,429,750	263,613	1,807,521
Thomas C. Besselman, Sr.	6,170,983	522,380	1,807,521
James H. Boyce, III	6,423,997	269,366	1,807,521
Robert M. Boyce, Sr.	6,432,563	260,800	1,807,521
John J. D’Angelo	6,656,633	36,730	1,807,521
William H. Hidalgo, Sr.	6,640,083	53,280	1,807,521
Gordon H. Joffrion, III	6,337,732	355,631	1,807,521
Robert C. Jordan	6,650,295	43,068	1,807,521
David J. Lukinovich	6,031,264	662,099	1,807,521
Suzanne O. Middleton	6,616,873	76,490	1,807,521
Andrew C. Nelson, M.D.	6,633,583	59,780	1,807,521
Frank L. Walker	6,574,718	118,645	1,807,521

Proposal No. 2: Ratification of the Appointment of Horne LLP as the Company’s Independent Registered Public Accounting Firm for the 2021 Fiscal Year

The proposal to ratify the appointment of Horne LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year was approved. The shareholders’ voting results are set forth below.

For	Against	Abstain
8,376,475	107,451	16,958

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved. The shareholders’ voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
6,348,890	218,854	125,619	1,807,521

Proposal No. 4: Approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan

The shareholders approved the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan. The shareholders’ voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
5,461,955	921,765	309,643	1,807,521

Item 8.01 Other Events

On May 19, 2021, the Company issued a press release announcing that its Board had authorized an additional 200,000 shares of the Company’s common stock for repurchase by the Company under its share repurchase program. The additional shares are authorized for repurchase through July 31, 2021.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan
99.1	Press release dated May 19, 2021
104	The cover page of Investar Holding Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: May 20, 2021	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer